As filed with the Securities and Exchange Commission on May 8, 2007

                                                    Registration No. 333-98479

 ===============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                         POST-EFFECTIVE AMENDMENT NO.1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)


          New York                                     13-4922250
    ---------------------                          -------------------
       (State or other                              (I.R.S. Employer
        jurisdiction                                Identification No.)
     of incorporation or
        organization)

      200 Vesey Street
     New York, NY 10285                                   10285
    ---------------------                               ----------
    (Address of principal                               (zip code)
      executive offices)

                             ---------------------
                       1998 INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)
                             ---------------------

                            LOUISE M. PARENT, ESQ.
                           Executive Vice President
                              and General Counsel
                           American Express Company
                               200 Vesey Street
                           New York, New York 10285
                    (Name and address of agent for service)
                        -------------------------------

                                (212) 640-2000
         (Telephone number, including area code, of agent for service)
                        -------------------------------


                             EXPLANATORY STATEMENT

On August 21, 2002, 65,000,000 of the common shares, par value $.20 per share (the "Common Shares"), of American Express Company (the "Registrant") were registered on this Registration Statement on Form S-8 (Registration No. 333-98479) for issuance under the American Express Company 1998 Incentive Compensation Plan, as amended (the "1998 Plan"). On April 23, 2007, the Registrant's shareholders approved the American Express Company 2007 Incentive Compensation Plan (the "2007 Plan"). As a result of the approval of the 2007 Plan, no additional awards will be made under the 1998 Plan, and 53,000,000 of the Common Shares that were available on April 23, 2007 for new grants under the 1998 Plan are now issuable under the 2007 Plan. Pursuant to Instruction E to Form S-8 and interpretations of the Staff of the SEC's Division of Corporation Finance, 52,999,999 of the unissued Common Shares previously registered and available for issuance under the 1998 Plan as of April 23, 2007 under Registration Statement No. 333-98479 are being carried forward and deemed covered by the registration statement on Form S-8 with respect to the 2007 Plan that was filed on the date hereof. An aggregate registration fee of $211,393 was paid in connection with the filing of Registration Statement No. 333-98479, of which $172,366 related to the 52,999,999 Common Shares being carried forward.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of registration statement on Form S-8 (Registration No. 333-98479) are hereby incorporated by reference.



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
                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of May, 2007.

                                                 AMERICAN EXPRESS COMPANY
                                                       (Registrant)


                                                 By /s/ Stephen P. Norman
                                                    Stephen P. Norman
                                                    Secretary


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2007.



  /s/ KENNETH I. Chenault                     /s/ JAN LESCHLY
-------------------------------             -------------------------------
Kenneth I. Chenault                           Jan Leschly
Chairman, Chief Executive                     Director
   Officer and Director

  /s/ DANIEL T. HENRY                         /S/ RICHARD C. LEVIN
-------------------------------             -------------------------------
Daniel T. Henry                               Richard C. Levin
Executive Vice President and                  Director
Acting Chief Financial Officer

  /s/ JOAN C. AMBLE                           /S/ RICHARD A. MCGINN
-------------------------------             -------------------------------
Joan C. Amble                                 Richard A. McGinn
Executive Vice President                      Director
   and Comptroller

  /s/ DANIEL F. AKERSON                       /s/ EDWARD D. MILLER
-------------------------------             -------------------------------
Daniel F. Akerson                             Edward D. Miller
Director                                      Director

  /s/ CHARLENE BARSHEFSKY                     /S/ FRANK P. POPOFF
-------------------------------             -------------------------------
Charlene Barshefsky                           Frank P. Popoff
Director                                      Director

  /s/ URSULA M. BURNS                         /S/ STEVEN S. REINEMUND
-------------------------------             -------------------------------
Ursula M. Burns                               Steven S. Reinemund
Director                                      Director

  /s/ PETER CHERNIN                           /S/ ROBERT D. WALTER
-------------------------------             -------------------------------
Peter Chernin                                 Robert D. Walter
Director                                      Director

  /s/ VERNON E. JORDAN, JR.                   /S/ RONALD A. WILLIAMS
-------------------------------             -------------------------------
Vernon E. Jordan, Jr.                         Ronald A. Williams
Director                                      Director


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